Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: January 19, 2011

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Record Earnings for 2010

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and twelve month periods ended December 31, 2010.

SUMMARY:

•	Horizon’s 2010 results represent the Company’s eleventh consecutive year of record earnings.
•
Horizon’s net income for the twelve months ended December 31, 2010, was $10.5 million or $2.71 diluted earnings per share compared to $9.1 million or $2.37 diluted earnings per share for the prior year.

•	Horizon’s fourth quarter 2010 net income was $2.9 million or $.75 diluted earnings per share, a 37.7% increase from the same period in 2009.
•	The net interest margin increased to 4.01% for the three months ending December 31, 2010, primarily as a result of the decrease in the rate paid on interest bearing liabilities during the quarter.
•	Horizon’s residential mortgage loan activity provided $2.0 million of income from the gain on sale of mortgage loans during the fourth quarter.
•	Total loans decreased during the fourth quarter as the balance of mortgage warehouse loans decreased $70.1 million from September 30, 2010 as a result of rising long term mortgage interest rates.
•
The ratio of allowance for loan losses to total loans increased to 2.11% from 1.85% at September 30, 2010 as Horizon’s loan and lease loss reserve increased for probable incurred losses inherent in the portfolio.  In addition total loans decreased.

•	Horizon’s net loans charged off increased during the fourth quarter to $1.6 million compared to $1.2 million during the third quarter of 2010.
•	Horizon’s balance of Other Real Estate Owned (“OREO”) and repossessed assets decreased approximately $1.5 million, to $2.7 million, during the fourth quarter as properties were sold.
•	Horizon’s non-performing loans decreased by approximately $252,000 from September 30, 2010 to December 31, 2010 and 30 to 89 days delinquent loans decreased $3.2 million during the same period.
•	Horizon’s 30 to 89 day loan delinquencies were 0.66% and 0.93% of total loans at December 31, 2010 and September 30, 2010, respectively.

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Pg. 2 cont. Horizon Bancorp Announces Record Earnings for 2010

•
Horizon’s non-performing loans to total loans ratio as of December 31, 2010 was 2.38%, which compares favorably to National and State of Indiana peer averages1 as of September 30, 2010 of 4.91% and 2.73%, the most recent data available.

•	On November 10, 2010, the Company completed the redemption process to reduce the US Treasury’s preferred stock investment by $6.25 million, which represents a 25% reduction.
•	Horizon’s capital ratios continue to be above the regulatory standards for well-capitalized banks.

Craig M. Dwight, Chief Executive Officer of Horizon Bancorp stated, “We are proud of Horizon’s 2010 performance and our eleventh consecutive year of record earnings.  We believe Horizon’s continued success reflects our business expansion strategy and focus on a balanced mix of revenue streams that are in counter-cyclical businesses.  While we anticipate some slowing of the mortgage lending business, which has been very strong during the past several years, we have strong and proven commercial lending teams in place to generate opportunities in line with the general economic improvement occurring.”

“One of our key goals in 2011 is to build core deposits to help maintain a low cost of funding.  Our strong capital position enables us to pursue organic growth and acquisition opportunities.  Our acquisition of American Trust & Savings Bank in 2010, for example, added $100 million in deposits, of which 70% were core deposits.  We believe bank market fragmentation and Horizon’s competitive strength will generate opportunities to grow and build market share in Northern Indiana and Southwest Michigan.”

Dwight explained the Company plans to continue to invest in people and activities that directly support net income generation.  For instance, he noted that while non-interest expense increased in 2010 compared with 2009, a significant portion of this increase reflected new facilities and income-generating personnel, as well as bonuses paid based on exceeding individual and branch profitability goals.  “Our performance-based corporate culture is a fundamental part of our ability to motivate and reward a talented group of people, and to attract the best bankers possible to support further growth,” he noted.

Performance Highlights:

Net income for the fourth quarter of 2010 was $2.9 million or $.75 diluted earnings per share.  This compares to $2.1 million or $.53 diluted earnings per share for the same quarter of the prior year.  Net income for the twelve months ended December 31, 2010 was $10.5 million or $2.71 diluted earnings per share.  This compares to $9.1 million or $2.37 diluted earnings per share for the same period of the prior year.

Diluted earnings per share for both the three and twelve month periods ending December 31, 2010 and December 31, 2009 were reduced by $.11 per share and $.42 per share, respectively, due to the preferred stock dividends and the accretion of the discount on the preferred stock held by the U.S. Department of Treasury.   The Company repaid $6.3 million of such preferred stock on

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1
National peer group: Consists of all insured commercial banks having assets between $1 Billion and $10 Billion as reported by the Uniform Bank Performance Report as of September 30, 2010.  Indiana peer group: Consists of 17 publicly traded banks all headquartered in the State of Indiana as reported by the Uniform Bank Performance Reports as of September 30, 2010.

Pg. 3 cont. Horizon Bancorp Announces Record Earnings for 2010

November 10, 2010, which, will reduce the amount of dividends paid on the preferred stock starting in the first quarter of 2011 by approximately $78,000.

Net interest income increased $1.7 million and $2.8 million for the three and twelve month periods ending December 31, 2010 compared to the same time periods for the prior year.  This increase was primarily due to a decrease in interest expense resulting from a decrease in the cost of funds.  The net interest margin increased to 3.80% for the twelve months ending December 31, 2010 compared to 3.66% for the same period in the prior year.  The net interest margin increased throughout 2010.  For the three months ending March 31, 2010, June 30, 2010, September 30, 2010, and December 31, 2010, the net interest margin was 3.55%, 3.78%, 3.84%, and 4.01%, respectively.  The increase in the net interest margin during the fourth quarter of 2010 was primarily due to the reduction in cost of funds from repricing wholesale funding into lower rate instruments.

The provision for loan losses was $2.7 million for the three months ending December 31, 2010, which was approximately $1.0 million less than the provision for the same period of the prior year.  The 2010 fourth quarter provision was approximately the same as the third quarter of 2010.

Non-performing loans totaled $21.4 million on December 31, 2010, down slightly from $21.7 million on September 30, 2010 and up from $17.1 million on December 31, 2009. As a percentage of total loans non-performing loans were 2.38% on December 31, 2010, up from 2.22% on September 30, 2010 primarily due to a decrease in total loans as the mortgage warehouse loan balance decreased during the quarter.

Horizon’s non-performing loans to total loans ratio as of December 31, 2010 compares favorably to National and State of Indiana peer averages1 of 4.91% and 2.73%, respectively, as of September 30, 2010, the most recent data available.

The decrease of non-performing loans from the prior quarter was primarily due to lower non-performing commercial and installment loans, partially offset by higher non-performing real estate loans.  Non-performing commercial loans declined from $8.9 million on September 30, 2010 to $8.1 million on December 31, 2010.  The decline was due to charge-offs totaling $549,000, and one loan with a balance of $393,000 on September 30, 2010 being brought current while only two new loans totaling $76,000 were added to non-performing status during the quarter.  No commercial loans were moved to OREO during the quarter.  Real estate nonperforming loans increased from $8.5 million on September 30, 2010 to $9.3 million on December 31, 2010. Installment non-performing loans decreased from $4.4 million on September 30, 2010 to $4.0 million on December 31, 2010.

Real estate and installment non-performing loans on December 31, 2010 include $1.8 million and $2.3 million, respectively, of loans in bankruptcy.  This compares to $0.9 million and $2.3 million on September 30, 2010.  These loans are not considered troubled debt restructures (TDR’s) while they are going through bankruptcy, a process that can take six to eighteen months.  The increase in the amount of loans in bankruptcy included in the Company’s non-performing loans indicates that this cycle potentially has not peaked.  The Company’s experience with bankrupt loans has demonstrated that some debtors continue to make payments during the bankruptcy process, many reaffirm when they come out of bankruptcy, and some loans are discharged or restructured by the court.  The Company has been accumulating historical data on the performance of loans going through the bankruptcy process and utilizes that data in the calculation of the allowance for loan losses.  Currently only two commercial loans totaling approximately $170,000 are in bankruptcy.

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Pg. 4 cont. Horizon Bancorp Announces Record Earnings for 2010

TDR’s are also included in the non-performing loans total.  TDR’s increased from $3.9 million on September 30, 2010 to $4.4 million on December 31, 2010.  Of these, $3.6 million were real estate loans, $574,000 were commercial loans, and $202,000 were installment loans.  The increase was primarily due to the addition of one commercial loan totaling $153,000.  Only $278,000 of all TDR’s were on non-accrual as of December 31, 2010.

Non-accrual loans totaled $16.7 million on December 31, 2010, similar to $17.0 million on September 30, 2010, but up from $11.9 million on December 31, 2009.  On December 31, 2010, non-accrual loans to hotel owners totaled $4.5 million, to home builders and land developers $1.2 million, and to restaurant operators $1.0 million.  Loans 90 days delinquent but still on accrual totaled $358,000 down from $833,000 on September 30, 2010, and down from $1.8 million on December 31, 2009.  Horizon’s policy is to place loans over 90 days delinquent on non-accrual unless they are in the process of collection and a full recovery is expected.

Other Real Estate Owned (OREO) totaled $2.7 million on December 31, 2010, down from $4.0 million on September 30, 2010, but up from $1.7 million on December 31, 2009.  During the quarter 11 properties with a book value of $934,000 as of September 30, 2010 were sold.  Another four properties were written down by $187,000.  No properties were transferred into OREO during the quarter.  On December 31, 2010, OREO was comprised of 17 properties.  Of these, seven totaling $2.0 million were commercial and ten totaling $684,000 were residential real estate. There was no repossessed personal property on December 31, 2010, down from $107,000 on September 30, 2010.  Horizon currently has $1.7 million of OREO under contract to sell with closing dates scheduled within the next 90 days.

No mortgage warehouse loans were non-performing as of December 31, 2010, September 30, 2010, or December 31, 2009.

The residential mortgage loan activity during the fourth quarter generated $2.0 million of income from the gain on sale of mortgage loans, up $763,000 from the same period in 2009 but down $464,000 from the third quarter of 2010.  For the twelve month period ended December 31, 2010, gain on sale of mortgage loans was up $1.4 million compared to the same twelve month period in 2009.

Increased pre-payments on the mortgage loan servicing portfolio caused the servicing asset to be impaired during the fourth quarter, resulting in a $202,000 net loss on mortgage servicing net of impairment compared to a $3,000 loss for the same period in 2009.

Total other expenses were $2.0 million higher in the fourth quarter of 2010 compared to the fourth quarter of 2009 and $4.8 million higher when comparing the twelve month periods ending December 31, 2010 and 2009.  Salaries and employee benefits increased $1.2 million and $2.9 million for the three and twelve month periods ending December 31, 2010, respectively.  This increase is the result of additional payroll expense from the consolidation of the American Trust & Savings Bank transaction that closed at the end of the second quarter, the expansion into Kalamazoo, Michigan, and bonus accruals based on the Company’s performance through twelve months of 2010.  The Company also continues to experience higher loan expense related to problem loan, bankruptcy, and collection costs.  In addition, the Company recognized $664,000 of transaction costs related to the purchase and assumption of American Trust & Savings Bank during the twelve months of 2010.

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Pg. 5 cont. Horizon Bancorp Announces Record Earnings for 2010

Other items

On November 3, 2010, the Company received approval to redeem 25%, or $6.25 million, of the US Treasury’s original $25.0 million preferred stock investment in the Company from the Capital Purchase Program, which is a program of the Troubled Assets Relief Program (“TARP”).  On November 10, 2010, the Company completed the redemption process reducing the US Treasury’s preferred stock investment in the Company to $18.75 million.  This repurchase will result in annual savings of $312,500 or $0.09 per share, due to the elimination of the associated preferred stock dividends.  The Company’s plan is to repurchase the remaining preferred stock over the next three years from the Company’s earnings or may seek to replace such amount through the recently announced Small Business Lending Fund program which is part of the Small Business Jobs Act of 2010.

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, such management.  Such statements are inherently uncertain and there can be no assurance that the underlying assumptions will prove to be accurate.  Actual results could differ materially from those contemplated by the forward-looking statements.  Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

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HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2010	2010	2010	2010	2009
Balance sheet:
Total assets	$1,400,919	$1,485,058	$1,464,415	$1,301,660	$1,387,020
Investment securities	391,939	397,694	410,284	368,752	344,789
Commercial loans	330,017	329,230	326,401	310,664	314,517
Mortgage warehouse loans	123,743	193,848	156,915	96,327	166,698
Residential mortgage loans	162,435	165,234	168,238	135,475	133,892
Installment loans	266,682	270,503	271,241	266,954	271,210
Earning assets	1,307,313	1,387,594	1,360,488	1,200,043	1,249,998
Non-interest bearing deposit accounts	107,606	105,376	99,291	91,482	84,357
Interest bearing transaction accounts	506,031	506,031	529,612	423,315	540,647
Time deposits	371,861	388,076	394,092	358,725	326,704
Borrowings	260,741	318,516	282,137	273,235	284,016
Subordinated debentures	30,584	30,562	30,539	27,837	27,837
Common stockholders' equity	94,066	95,686	92,127	91,371	90,299
Total stockholders’ equity	112,283	120,112	116,512	115,716	114,605

Income statement:	Three months ended
Net interest income	$13,075	$12,620	$11,368	$10,553	$11,371
Provision for loan losses	2,664	2,657	3,000	3,233	3,700
Other income	4,961	5,648	4,923	4,374	4,304
Other expenses	11,576	11,257	10,184	9,554	9,558
Income tax expense	926	1,075	592	349	333
Net income	2,870	3,279	2,515	1,791	2,084
Preferred stock dividend	(349)	(353)	(352)	(352)	(351)
Net income available to common shareholders	2,521	2,926	2,163	1,439	1,733

Per share data:
Basic earnings per share	$0.77	$0.89	$0.66	$0.44	$0.53
Diluted earnings per share	0.75	0.88	0.65	0.44	0.53
Cash dividends declared per common share	0.17	0.17	0.17	0.17	0.17
Book value per common share	28.68	29.17	28.10	27.88	27.67
Tangible book value per common share	26.04	26.50	25.39	25.70	25.45
Market value - high	$26.99	$22.60	$22.81	$19.50	$17.25
Market value - low	$21.89	$21.15	$19.48	$16.44	$14.31
Weighted average shares outstanding - Basic	3,280,331	3,279,201	3,278,392	3,270,217	3,262,927
Weighted average shares outstanding - Diluted	3,362,118	3,336,634	3,333,768	3,293,192	3,275,588

Key ratios:
Return on average assets	0.79%	0.90%	0.75%	0.54%	0.62%
Return on average common stockholders' equity	10.22	12.12	9.33	6.34	7.56
Net interest margin	4.01	3.84	3.78	3.55	3.76
Loan loss reserve to total loans	2.11	1.85	1.77	1.97	1.80
Non-performing loans to loans	2.38	2.22	2.26	2.00	1.92
Average equity to average assets	8.22	8.32	8.67	8.73	8.61
Bank only capital ratios:
Tier 1 capital to average assets	8.60	8.53	8.92	8.83	8.64
Tier 1 capital to risk weighted assets	12.64	11.69	11.89	12.96	11.85
Total capital to risk weighted assets	13.88	12.94	13.15	14.22	13.10

Loan data:
30 to 89 days delinquent	$5,907	$9,084	$8,637	$10,926	$9,686
90 days and greater delinquent - accruing interest	358	833	77	345	1,758
Trouble debt restructures - accruing interest	4,119	3,445	3,414	1,183	3,472
Trouble debt restructures - non-accrual	278	463	-	-	-
Non-accrual loans	16,673	16,939	17,682	14,862	11,915
Total non-performing loans	21,428	21,680	21,173	16,390	17,145

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	December 31
	2010	2009
Balance sheet:
Total assets	$1,400,919	$1,387,020
Investment securities	391,939	344,789
Commercial loans	330,017	314,517
Mortgage warehouse loans	123,743	166,698
Residential mortgage loans	162,435	133,892
Installment loans	266,682	271,210
Earning assets	1,307,313	1,254,781
Non-interest bearing deposit accounts	107,606	84,357
Interest bearing transaction accounts	506,031	540,647
Time deposits	371,861	326,704
Borrowings	260,741	284,016
Subordinated debentures	30,584	27,837
Common stockholders' equity	94,066	90,299
Total stockholders’ equity	112,283	114,605

Income statement:	Twelve months ended
Net interest income	$47,616	$44,769
Provision for loan losses	11,554	13,603
Other income	19,906	17,856
Other expenses	42,571	37,812
Income tax expense	2,942	2,070
Net income	10,455	9,140
Preferred stock dividend	(1,406)	(1,402)
Net income available to common shareholders	9,049	7,738

Per share data:
Basic earnings per share	$2.76	$2.39
Diluted earnings per share	2.71	2.37
Cash dividends declared per common share	0.68	0.68
Book value per common share	28.68	27.67
Tangible book value per common share	26.04	25.45
Market value - high	$26.99	$19.45
Market value - low	$16.44	$10.50
Weighted average shares outstanding - Basic	3,277,069	3,232,033
Weighted average shares outstanding - Diluted	3,334,598	3,270,723

Key ratios:
Return on average assets	0.75%	0.68%
Return on average common stockholders' equity	9.56	8.92
Net interest margin	3.80	3.66
Loan loss reserve to total loans	2.11	1.80
Non-performing loans to loans	2.38	1.92
Average equity to average assets	8.47	8.21
Bank only capital ratios:
Tier 1 capital to average assets	8.60	8.64
Tier 1 capital to risk weighted assets	12.64	11.79
Total capital to risk weighted assets	13.88	13.04

Loan data:
30 to 89 days delinquent	$5,907	$9,686
90 days and greater delinquent - accruing interest	358	1,758
Trouble debt restructures - accruing interest	4,119	3,772
Trouble debt restructures - non-accrual	278	-
Non-accrual loans	16,673	11,915
Total non-performing loans	21,428	17,445

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2010	2010	2010	2010	2009
Commercial	$7,554	$7,029	$6,204	$6,010	$5,766
Real estate	2,379	1,957	1,536	1,444	1,933
Mortgage warehousing	1,435	1,441	1,362	1,390	1,455
Installment	7,696	7,603	7,441	7,276	6,861
Unallocated	-	-	-	-	-
Total	$19,064	$18,030	$16,543	$16,120	$16,015

Net Charge-offs
(Dollars in Thousands, Unaudited)

	Three months ended
	December 31	September 30	June 30	March 31	December 31
	2010	2010	2010	2010	2009
Commercial	$426	$485	$884	$1,832	$527
Real estate	128	86	288	309	146
Mortgage warehousing	-	-	-	-	-
Installment	1,076	599	1,406	986	936
Total	$1,630	$1,170	$2,578	$3,127	$1,609

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2010	2010	2010	2010	2009
Commercial	$8,082	$8,855	$9,805	$7,024	$9,229
Real estate	9,326	8,467	8,021	6,217	4,819
Mortgage warehousing	-	-	-	-	-
Installment	4,020	4,358	3,347	3,149	3,097
Total	$21,428	$21,680	$21,173	$16,390	$17,145

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2010	2010	2010	2010	2009
Commercial	$1,980	$2,751	$623	$494	$-
Real estate	684	1,283	2,160	1,581	1,730
Mortgage warehousing	-	-	-	-	-
Installment	-	107	70	101	23
Total	$2,664	$4,141	$2,853	$2,176	$1,753

HORIZON BANCORP

Loan Portfolio Detail

December 31, 2010 (Unaudited)	Loan Balance	Non-Performing Loans	Percent of Loans	Specific Reserves on Non-Performing Loans	Percent of Non-performing Loans
Owner occupied real estate	$232,402	$5,552	2.39%	$1,096	19.74%
Non owner occupied real estate	40,920	1,772	4.33%	165	9.31%
Residential development	8,696	266	3.06%	17	6.39%
Commercial and industrial	47,999	493	1.03%	189	38.34%
Total commercial	330,017	8,083	2.45%	1,467	18.15%

Residential mortgage (includes HFS)	173,801	9,327	5.37%	969	10.39%
Residential construction	7,467	-	0.00%	-	0.00%
Mortgage warehouse	123,743	-	0.00%	-	0.00%
Total mortgage	305,011	9,327	3.06%	969	10.39%

Direct installment	24,545	238	0.97%	976	410.08%
Indirect installment	128,122	1,431	1.12%	-	0.00%
Home equity	114,015	2,349	2.06%	-	0.00%
Total installment	266,682	4,018	1.51%	976	24.29%

Total loans	901,710	21,428	2.38%	3,412	15.92%
Allowance for loan losses	(19,064)
Net loans	$882,646	$21,428		$3,412

December 31, 2009	Loan Balance	Non-Performing Loans	Percent of Loans	Specific Reserves on Non-Performing Loans	Percent of Non-performing LoansLoans
Owner occupied real estate	$138,999	$3,152	2.27%	$700	22.21%
Non owner occupied real estate	100,502	1,677	1.67%	125	7.45%
Residential development	16,101	2,343	14.55%	125	5.34%
Commercial and industrial	58,915	2,057	3.49%	725	35.25%
Total commercial	314,517	9,229	2.93%	1,675	18.15%

Residential mortgage (includes HFS)	132,172	4,638	3.51%	441	9.51%
Residential construction	7,423	181	2.43%	71	39.29%
Mortgage warehouse	166,698	-	0.00%	-	0.00%
Total mortgage	306,293	4,819	1.57%	512	10.62%

Direct installment	24,908	387	1.55%	-	0.00%
Indirect installment	136,600	1,089	0.80%	95	8.72%
Home equity	109,702	1,621	1.48%	1,188	73.29%
Total installment	271,210	3,097	1.14%	1,283	41.43%

Total loans	892,020	17,145	1.92%	3,470	20.24%
Allowance for loan losses	(16,015)
Net loans	$876,005	$17,145		$3,470

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2010			December 30, 2009
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$5,039	$3	0.24%	$19,331	$12	0.25%
Interest-earning deposits	7,114	3	0.17%	8,111	5	0.24%
Investment securities - taxable	293,537	2,205	2.98%	250,223	2,535	4.02%
Investment securities - non-taxable (1)	109,234	1,010	5.48%	107,980	1,060	5.90%
Loans receivable (2)	931,380	14,455	6.17%	873,293	14,043	6.39%
Total interest-earning assets (1)	1,346,304	17,676	5.36%	1,258,938	17,655	5.74%

Noninterest-earning assets
Cash and due from banks	16,052			15,267
Allowance for loan losses	(18,342)			(14,229)
Other assets	99,727			78,634

	$1,443,741			$1,338,610

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$901,884	$2,473	1.09%	$808,363	$3,275	1.61%
Borrowings	264,173	1,669	2.51%	288,684	2,685	3.69%
Subordinated debentures	34,946	459	5.21%	27,837	324	4.62%
Total interest-bearing liabilities	1,201,003	4,601	1.52%	1,124,884	6,284	2.22%

Noninterest-bearing liabilities
Demand deposits	111,140			89,137
Accrued interest payable and
other liabilities	12,960			9,322
Shareholders' equity	118,638			115,267

	$1,443,741			$1,338,610

Net interest income/spread		$13,075	3.84%		$11,371	3.52%

Net interest income as a percent of average interest earning assets (1)			4.01%			3.76%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2009
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$23,917	$53	0.22%	$25,551	$56	0.22%
Interest-earning deposits	8,684	17	0.20%	7,170	16	0.22%
Investment securities - taxable	282,507	9,535	3.38%	247,903	10,813	4.36%
Investment securities - non-taxable (1)	108,809	4,148	5.45%	97,913	3,942	5.75%
Loans receivable (2)	878,181	54,738	6.24%	892,431	57,836	6.49%
Total interest-earning assets (1)	1,302,098	68,491	5.40%	1,270,968	72,663	5.85%

Noninterest-earning assets
Cash and due from banks	15,341			15,344
Allowance for loan losses	(17,058)			(12,372)
Other assets	93,671			77,215

	$1,394,052			$1,351,155

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$871,526	$10,711	1.23%	$800,255	$14,792	1.85%
Borrowings	264,293	8,476	3.21%	318,661	11,696	3.67%
Subordinated debentures	32,005	1,688	5.27%	27,837	1,406	5.05%
Total interest-bearing liabilities	1,167,824	20,875	1.79%	1,146,753	27,894	2.43%

Noninterest-bearing liabilities
Demand deposits	97,665			84,209
Accrued interest payable and
other liabilities	10,466			9,215
Shareholders' equity	118,097			110,978

	$1,394,052			$1,351,155

Net interest income/spread		$47,616	3.61%		$44,769	3.42%

Net interest income as a percent of average interest earning assets (1)			3.80%			3.66%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	December 31	December 31
	2010	2009
	(Unaudited)
Assets
Cash and due from banks	$15,683	$68,702
Investment securities, available for sale	382,344	333,132
Investment securities, held to maturity	9,595	11,657
Loans held for sale	18,833	5,703
Loans, net of allowance for loan losses of $19,064 and $16,015	863,813	870,302
Premises and equipment	34,194	30,534
Federal Reserve and Federal Home Loan Bank stock	13,664	13,189
Goodwill	5,910	5,787
Other intangible assets	2,741	1,447
Interest receivable	6,519	5,986
Cash value life insurance	27,195	23,139
Other assets	20,428	17,442
Total assets	$1,400,919	$1,387,020
Liabilities
Deposits
Non-interest bearing	$107,606	$84,357
Interest bearing	877,892	867,351
Total deposits	985,498	951,708
Borrowings	260,741	284,016
Subordinated debentures	30,584	27,837
Interest payable	781	1,135
Other liabilities	11,032	7,719
Total liabilities	1,288,636	1,272,415
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, no par value, $1,000 liquidation value
Authorized, 1,000,000 shares
Issued 25,000 shares	18,217	24,306
Common stock, $.2222 stated value
Authorized, 22,500,000 shares
Issued, 3,301,437 and 3,273,881 shares	1,122	1,119
Additional paid-in capital	10,356	10,030
Retained earnings	80,240	73,431
Accumulated other comprehensive income	2,348	5,719
Total stockholders’ equity	112,283	114,605
Total liabilities and stockholders’ equity	$1,400,919	$1,387,020

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Interest Income
Loans receivable	$14,455	$14,043	$54,738	$57,836
Investment securities
Taxable	2,211	2,552	9,605	10,885
Tax exempt	1,010	1,060	4,148	3,942
Total interest income	17,676	17,655	68,491	72,663
Interest Expense
Deposits	2,473	3,275	10,711	14,792
Borrowed funds	1,669	2,685	8,476	11,696
Subordinated debentures	459	324	1,688	1,406
Total interest expense	4,601	6,284	20,875	27,894
Net Interest Income	13,075	11,371	47,616	44,769
Provision for loan losses	2,664	3,700	11,554	13,603
Net Interest Income after Provision for Loan Losses	10,411	7,671	36,062	31,166
Other Income
Service charges on deposit accounts	857	978	3,607	3,858
Wire transfer fees	220	212	756	921
Interchange fees	584	506	2,247	1,864
Fiduciary activities	1,043	850	3,979	3,336
Gain (loss) on sale of securities	66	373	533	795
Gain on sale of mortgage loans	2,009	1,246	7,538	6,107
Mortgage servicing net of impairment	(202)	(3)	(565)	(134)
Increase in cash surrender value of bank owned life insurance	204	173	803	720
Other income	180	(31)	1,008	389
Total other income	4,961	4,304	19,906	17,856
Other Expenses
Salaries and employee benefits	6,117	4,940	22,090	19,204
Net occupancy expenses	1,118	924	4,195	3,796
Data processing	451	388	1,925	1,582
Professional fees	283	392	1,701	1,413
Outside services and consultants	531	428	1,694	1,471
Loan expense	832	770	3,208	2,611
FDIC insurance expense	416	375	1,635	2,126
Other losses	324	68	504	510
Other expenses	1,504	1,273	5,619	5,099
Total other expenses	11,576	9,558	42,571	37,812
Income Before Income Tax	3,796	2,417	13,397	11,210
Income tax expense	926	333	2,942	2,070
Net Income	2,870	2,084	10,455	9,140
Preferred stock dividend and discount accretion	(349)	(351)	(1,406)	(1,402)
Net Income Available to Common Shareholders	$2,521	$1,733	$9,049	$7,738
Basic Earnings Per Share	$0.77	$0.53	$2.76	$2.39
Diluted Earnings Per Share	0.75	0.53	2.71	2.37